Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Donaldson Company, Inc.'s Registration Statement [Form S-8] pertaining to the Donaldson Company, Inc. Stock Option Program for Nonemployee Directors and the Donaldson Company, Inc. 1998 Nonemployee Director Stock Option Plan of our reports dated September 12, 1997, with respect to the consolidated financial statements of Donaldson Company, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 2, 1998